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             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Office Products Company of our report dated February 2,1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31,1995 and 1994 (not presented separately in the Registration Statement) which report appears in the Current Reports on Form 8-K dated January 29, 1997, January 9, 1997 and September 23, 1996 of U.S. Office Products Company.


                                                 /S/ Ernst & Young
                                                 -----------------
Milwaukee, Wisconsin                             ERNST & YOUNG LLP
March 31,1997